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                                                                    EXHIBIT 23.2


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


International Remote Imaging Systems, Inc.
Chatsworth, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Form S-8 of our report dated March 5, 2002, relating to the financial statements and schedules of International Remote Imaging Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California
February 24, 2003